GROUP AGREEMENT

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of Cano Health, Inc., a Delaware corporation (the “Company”);

WHEREAS, ITC Rumba, LLC and Elliot Cooperstone (collectively, “ITC Rumba”), EGGE, LLC, EG Advisors, LLC and Lewis Gold (collectively, “EGGE”), and Barry Sternlicht (collectively with any affiliated person who may beneficially own shares of the Company, “Mr. Sternlicht” and, together with ITC Rumba and EGGE, the “Group”), wish to form the Group for the purpose of working together to enhance shareholder value at the Company and for the purpose of taking all other action necessary to achieve the foregoing.

NOW, IT IS AGREED, this 2nd day of April 2023 by the parties hereto:

1.             Each of the undersigned agrees to form a “group” (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to the securities of the Company. In furtherance of the foregoing and in accordance with Rule 13d-1(k) of the Exchange Act, the parties shall file, separately or jointly, a Schedule(s) 13D and any amendments thereto with respect to the securities of the Company to the extent required by applicable law. Each member of the Group shall be responsible for the accuracy and completeness of its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members of the Group, unless such member knows or has reason to know that such information is inaccurate.

2.             For so long as this Group Agreement (the “Agreement”) is in effect, each of the undersigned shall provide prompt written notice to each of Olshan Frome Wolosky LLP (“Olshan”), Willkie Farr & Gallagher LLP (“Willkie”) and Mr. Gold, such notice to be given no later than 24 hours after each such transaction referred to in this Section 2, of (i) any of their purchases or sales of securities of the Company or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership; provided, however, that each party agrees not to purchase or sell securities of the Company or otherwise increase or decrease its economic exposure to or beneficial ownership over the securities of the Company if it reasonably believes that, as a result of such action, the Group or any member thereof would be likely to be required to make any regulatory filing (including, but not limited to, a Schedule 13D amendment, Form 3 or Form 4 with the Securities and Exchange Commission (the “SEC”)) without using its reasonable efforts to give the other members of the Group at least twelve (12) hours prior written notice. For purposes of this Agreement, the term “beneficial ownership” shall have the meaning of such term set forth in Rule 13d-3 under the Exchange Act.

3.             Each of the undersigned agrees to form the Group for the purpose of working together to enhance shareholder value at the Company, including taking such other actions as the parties deem advisable, and taking all other action necessary or advisable to achieve the foregoing.

4.             Each of the undersigned shall be responsible for its own out-of-pocket costs and expenses incurred in connection with the Group’s activities set forth in Section 3, including in connection with the preparation of this Agreement and any future SEC filings.

5.             Each of the undersigned agrees that any SEC filing, press release, public stockholder communication or Company communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth in Section 3 shall be mutually agreeable among ITC Rumba, EGGE and Mr. Sternlicht. Such parties hereby agree to work in good faith to resolve any disagreement that may arise between or among any of the members of the Group concerning decisions to be made, actions to be taken or statements to be made in connection with the Group’s activities.

6.             Each of the undersigned agrees to provide written notice to ITC Rumba, EGGE and Mr. Sternlicht, or their representatives at Olshan and Willkie, of any communications made by or on behalf of the Company or its representatives to any member of the Group within 24 hours of such communications occurring.

7.             The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to create any duties (including any fiduciary duties) among the members of the Group except for the obligations expressly set forth in this Agreement. Nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he/it deems appropriate, in his/its sole discretion, provided that all such transactions are made in compliance with all applicable securities laws and the terms of this Agreement.

8.             This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

9.             This Agreement is governed by and will be construed in accordance with the laws of the State of New York. In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.

10.           Each party hereby waives the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document, and also waives the right to a trial by jury in respect of this Agreement and the transactions contemplated hereby.

11.           The parties’ rights and obligations under this Agreement (other than the rights and obligations set forth in Section 4, Section 9, Section 10, Section 13 and this Section 11, each of which shall survive any termination of this Agreement) shall terminate immediately after the conclusion of the activities set forth in Section 3 as determined by the parties or as otherwise agreed to in writing by the parties. Notwithstanding the foregoing, any party hereto may terminate his/its rights and obligations (subject to the surviving rights and obligations referred to in the parenthetical of the immediately preceding sentence) under this Agreement on 24 hours’ written notice (email being sufficient) to all other parties, with a copy by email to Andrew Freedman at Olshan at afreedman@olshanlaw.com and Tariq Mundiya and Russell Leaf at Willkie.

12.           Each party acknowledges that Olshan shall act as counsel for ITC Rumba and Willkie shall act as counsel for Mr. Sternlicht, each relating to their investment in the Company. Olshan and Willkie shall act jointly as co-counsel for the Group, and equally share drafting responsibilities in connection with work relating to the Group’s activities set forth in Section 3.

13.           The terms and provisions of this Agreement may not be modified, waived or amended without the written consent of each of the parties hereto.

14.           Each party hereby agrees that this Agreement shall be filed as an exhibit to the Schedule(s) 13D required to be filed by them as contemplated under Section 1 of this Agreement.

[Signatures follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

ITC Rumba, LLC

By:	/s/ Elliot Cooperstone
	Name:	Elliot Cooperstone
	Title:	Managing Partner

Elliot Cooperstone

EGGE, LLC

By:	/s/ Lewis Gold
	Name:	Lewis Gold
	Title:	Managing Partner

EG Advisors, LLC

By:	/s/ Lewis Gold
	Name:	Lewis Gold
	Title:	Managing Partner

/s/ Lewis Gold
Lewis Gold

/s/ Barry Sternlicht
Barry Sternlicht

[Signature Page to Group Agreement]